                                                             HIGHLY CONFIDENTIAL

THE BEACON GROUP CAPITAL SERVICES, LLC

PROJECT PARACHUTE -
PRESENTATION TO THE BOARD OF DIRECTORS

MAY 4, 1999

PROJECT PARACHUTE                                            HIGHLY CONFIDENTIAL

TABLE OF CONTENTS

        A.    Review Of Valuation Considerations                                      Page #
              I.      Review Of Final Proposal                                           1
              II.     Stock Market Considerations                                        2
              III.    Company Outlook And Projections                                    5
              IV.     Summary Of Valuation Analyses                                      8
              V.      Review Of Proposed Financing                                      16

        B.    Appendices
              I.      Review Of Principal Terms Of Final Proposal                       21
              II.     Sale Process Summary                                              22
              III.    Timetable - Overview Of Process To Date                           23
              IV.     Summary Of Contact Activity                                       24
              V.      Summary Of Original Indications Of Interest Received              27
              VI.     Summary Of Formal Proposals                                       30
              VII.    Comparable M&A Transaction Analysis                               32
              VIII.   Comparable Public Company Analysis                                33
              IX.     Background On Leveraged Recapitalizations                         34

MAY 4, 1999                               THE BEACON GROUP CAPITAL SERVICES, LLC

REVIEW OF FINAL PROPOSAL                                     HIGHLY CONFIDENTIAL
REVIEW OF CERTAIN KEY FINANCIAL TERMS OF FINAL PROPOSAL(a)
($ IN MILLIONS, EXCEPT PER SHARE DATA)

               POTENTIAL INVESTOR:                                           KIRTLAND CAPITAL PARTNERS
               -------------------                                           -------------------------
               Offer Price Per Share:                                                 $ 22.00
               Total Equity Value:                                                    $   160

               Enterprise Value:                                                      $   172

               ENTERPRISE VALUE AS A MULTIPLE OF:
                   Latest Twelve Months ("LTM") EBITDA:(b)                             8.0 x
                   LTM EBIT:(b)                                                       13.2 x
               EQUITY VALUE AS A MULTIPLE OF:

                   LTM Net Income:(b)                                                 22.6 x

               OFFER PREMIUM (DISCOUNT) TO SHARE
                 CLOSING PRICES AT VARIOUS DATES:
                   04/30/99 - Offer Date ($17.00):                                      29.4%
                   04/29/99 - One Day Prior To Offer ($17.13):                          28.5%
                   04/23/99 - One Week Prior ($16.38):                                  34.4%
                   03/30/99 - One Month Prior ($16.00):                                 37.5%
                   01/30/99 - Three Months Prior ($17.13):                              28.5%
                   04/30/99 - Three Months Average ($16.63):                           32.3%
                   04/30/98 - One Year Prior ($19.25):                                  14.3%
                   05/5/98 - 52 Week High ($20.63):                                      6.7%
                   09/9/98 - 52 Week Low ($11.50):                                      91.3%
                   05/5/98 - All Time High ($20.63):                                     6.7%

NOTE:

(a) Figures are based on $12.4 million of net debt at year end 1998 and the treasury method adjustment to shares outstanding

(b) LTM ending 12/98 pro forma to include the effects of the Satec and IST acquisitions for the full year

MAY 4, 1999                  1            THE BEACON GROUP CAPITAL SERVICES, LLC

STOCK MARKET CONSIDERATIONS                                  HIGHLY CONFIDENTIAL

PARACHUTE'S FIVE YEAR TRADING VOLUME ANALYSIS SHOWS THAT ALL
SHAREHOLDERS PURCHASED STOCK BELOW THE CURRENT PROPOSAL(a)


                               [GRAPHIC OMITTED]

                            2.2%  @ less than $10.00
                            7.4%  @ less than $11.00
                           24.2%  @ less than $12.00
                           48.3%  @ less than $13.00
                           67.9%  @ less than $14.00
                           73.4%  @ less than $15.00
                           76.5%  @ less than $16.00
                           86.3%  @ less than $17.00
                           92.7%  @ less than $18.00
                           97.0%  @ less than $19.00
                           99.8%  @ less than $20.00
                           100.0% @ less than $21.00


               Total Shares Traded During Period                     8.0 million
               Total Shares Traded/Float (3.6 million)                     2.2 x
               Weighted Average Stock Price                              $ 13.74

NOTE:
(a) Figures above each box represent the cumulative percentage of shares traded for each respective share range

MAY 4, 1999                  2            THE BEACON GROUP CAPITAL SERVICES, LLC

STOCK MARKET CONSIDERATIONS                                  HIGHLY CONFIDENTIAL

RECENTLY PARACHUTE HAS UNDERPERFORMED THE S&P MIDCAP 400 AND PERFORMED IN LINE WITH THE RUSSELL 2000


                               [GRAPHIC OMITTED]


                           4/29/94        11/16/94      6/8/95        12/27/95

S & P Midcap 400           $100.00        100.18        111.56        125.28
Russell 2000                100.00         99.20        109.18        124.36
Parachute                   100.00        103.37        105.62        128.09

                           7/17/96        2/4/97        8/25/97       3/17/98

S & P Midcap 400            127.48        152.99        181.33        209.99
Russell 2000                125.99        145.84        165.55        186.54
Parachute                   123.60        113.48        147.19        157.30

                           10/5/98        4/27/99

S & P Midcap 400            167.68        227.64
Russell 2000                133.36        172.31
Parachute                   113.48        149.44


Notes:
(a)      S&P EPS information from FactSet

(b)      Annualized return for 60 month period from 4/30/94 to 4/30/99

May 4, 1999                  3            THE BEACON GROUP CAPITAL SERVICES, LLC

STOCK MARKET CONSIDERATIONS                                  HIGHLY CONFIDENTIAL

GIVEN ITS RELATIVELY ILLIQUID STOCK, PARACHUTE IS NOT WELL-COVERED BY EQUITY RESEARCH ANALYSTS

/ / Analysts' opinions, while generally positive, are mixed on Parachute's potential for growth and margin improvement. They focus on slow market and internal revenue growth

                             DATE / PRICE
                             AT REPORT
    FIRM / ANALYST              DATE          PRICE TARGET / RATING                  COMMENTS
    --------------              ----          ---------------------                  --------
  Value Line                   3/12/99                 NA                 "...Look for acquisitions to boost Parachute's
    Nugent                      $17.00                                    top line... Parachute's net will benefit from
                                                                          continued cost containment... Yet, the malaise
                                                                          in select foreign markets will temper the company's
                                                                          bottom line growth throughout the year... We do not
                                                                          foresee any positive contribution to Parachute's
                                                                          operating margins until IST is fully integrated..."

  Adams, Harkness & Hill       9/30/98           $21.00 - $12.00          "...The management under James McConnell has
     Wolf and Balaraman         $13.14              Attractive            begun to focus on increasing earnings
                                                                          potential through more efficient operations...
                                                                          We believe that Parachute will continue to
                                                                          improve the margins of Satec and IST... Our
                                                                          expectation (is) that sales will grow only
                                                                          5%-10% a year (even after the Satec
                                                                          acquisition)... In the testing world, the
                                                                          typical growth rate is under 5%..."

May 4, 1999                  4            THE BEACON GROUP CAPITAL SERVICES, LLC

COMPANY OUTLOOK AND PROJECTIONS                              HIGHLY CONFIDENTIAL

DESPITE PARACHUTE'S EXCELLENT MARKET POSITION AND SIGNIFICANT STRENGTHS, THE OUTLOOK FOR ORGANIC REVENUE GROWTH IS MODEST

PARACHUTE'S SIGNIFICANT CHARACTERISTICS

-        Strong market leadership positions worldwide

-        Unparalleled installed base and excellent brand name

- Engineering/manufacturing and global distribution strengths enable successful acquisition strategy

-        Modest historical and projected revenue growth

- Potential revenue volatility and weak, but improving margins in IST structural testing business

INDUSTRY OUTLOOK/CONSIDERATIONS

- Solid industry demand drivers - Total Quality Management, product standardization, new materials/applications

-        Significant consolidation opportunities

-        Mature, low growth industry

-        Some sensitivity to capital goods cycle and recessions


                                                   ESTIMATED MARKET POSITION(a)
                                                                                 ASIA &
               PRODUCT LINE               WORLDWIDE        N.A.      EUROPE        L.A.
               ------------               ---------        ----      ------        ----
               Electromechanical              1             1           2           2

               Servohydraulic                 1(b)          2           1           1(b)

               Structural Testing             2             2           1           3

               Hardness                       1             1           1           1

               Impact and Other               1             1           1           1
                                             --            --          --          --

                    Overall                   1             1           1           2

Note:
(a)      Source: Management estimates

(b)      Shares leadership position

May 4, 1999                  5            THE BEACON GROUP CAPITAL SERVICES, LLC

COMPANY OUTLOOK AND PROJECTIONS                              HIGHLY CONFIDENTIAL

MANAGEMENT FORECASTS MODEST GROWTH IN SALES AND STRONG MARGIN IMPROVEMENT OVER THE NEXT SEVERAL YEARS
($ IN MILLIONS)

                                            ACTUAL(a)       ACTUAL(b)                      PROJECTIONS(c)
                                            -------------------------       -------------------------------------------------
                                              1998          1998 PF         1999P          2000P         2001P          2002P
                                              ----          -------         -----          -----         -----          -----
               Net  Sales                    $183.0         $219.5         $232.1         $238.7         $250.8         $262.9
                        % Growth Rate            NA             NA            5.7%           2.8%           5.1%           4.8%

               Gross Profit                    72.0           83.5           89.3           95.0          100.4          106.2
                        % Margin               39.3%          38.0%          38.5%          39.8%          40.0%          40.4%

               Operating Expense             $ 57.4         $ 70.5         $ 70.5         $ 73.5         $ 76.4         $ 79.0
                                             ------         ------         ------         ------         ------         ------
               EBIT                          $ 14.6         $ 13.0         $ 18.8         $ 21.5         $ 24.0         $ 27.2
                        % Margin                8.0%           5.9%           8.1%           9.0%           9.6%          10.3%

               Net Income                    $  7.7         $  7.1         $ 11.3         $ 12.6         $ 14.4         $ 16.6
                                             ======         ======         ======         ======         ======         ======
                        % Margin                4.2%           3.2%           4.9%           5.3%           5.8%           6.3%

               EBITDA                        $ 21.7         $ 21.6         $ 27.0         $ 29.9         $ 32.6         $ 36.0
                                             ======         ======         ======         ======         ======         ======
                        % Margin               11.9%           9.8%          11.6%          12.5%          13.0%          13.7%

 Note:

(a)      Represents 1998 financial results as reported in 10-K dated December
         31, 1998

(b) Represents 1998 financial results pro forma to include the effects of the IST and Satec acquisitions for the full year

(c) Source: Management's projections of March 1999 as provided to interested parties

May 4, 1999                  6            THE BEACON GROUP CAPITAL SERVICES, LLC

COMPANY OUTLOOK AND PROJECTIONS                              HIGHLY CONFIDENTIAL

BASED ON FIRST QUARTER RESULTS, MANAGEMENT HAS LOWERED ITS 1999 FORECAST
SOMEWHAT
($ in Millions)

                                                  FIRST QUARTER 1999                         1999P
                                        -----------------------------------      ---------------------------------------
                                                       3/99       INCREASE/        NEW           3/99          INCREASE/
                                        ACTUAL      FORECAST(a)  (DECREASE)      FORECAST      FORECAST(a)    (DECREASE)
                                        ------      -----------  ----------      --------      -----------    ----------
               Net Bookings            $ 42.1        $ 49.9        ($ 7.8)        $223.4         $223.7        ($ 0.3)

               Net Sales                 48.7          51.0          (2.3)         228.4          232.1          (3.7)

               EBIT                       2.7           2.7           0.0           18.1           18.8          (0.8)
                       % Margin           5.6%          5.3%                         7.9%          8.1%

               EBITDA                  $  4.8        $  4.8        $  0.1         $ 26.6         $ 27.0        ($ 0.4)
                       % Margin           9.9%          9.3%                        11.6%          11.6%

/ / 3/31/99 net debt was also lower than expected due to lower first quarter net bookings and net sales

/ / Management believes that while net debt will increase by closing it will be lower than originally projected, offsetting any valuation issues related to a lower 1999P forecast for EBIT and EBITDA

 NOTE:

(a)      Forecast provided to interested parties as of March 1999

MAY 4, 1999                  7            THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

BEACON EMPLOYED A NUMBER OF VALUATION APPROACHES IN ANALYZING THE PROPOSAL

/ /      Comparison of valuation indications received to date

/ /      Comparable public company analysis

/ /      Comparable M&A transaction analysis

/ /      Discounted cash flow analysis

/ /      Leveraged recapitalization analysis

/ /      Analysis of premiums paid in similar transactions

MAY 4, 1999                  8            THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

SUMMARY OF IMPLIED PER SHARE VALUES FOR PARACHUTE (a)
(Share values in $)


                               [GRAPHIC OMITTED]


Bidder A .............................................. $20.00
Kirtland Capital Partners..............................  22.00
Aggregate Value/EBITDA (7.5x to 7.9x)..................  20.65 to 21.77
Aggregate Value/EBIT (11.1x to 11.3x)..................  20.49 to 20.87
Equity Value/Earnings Per Share (14.8x to 16.8x).......  18.50 to 21.00
IBES 1999 Estimate (13.1x).............................  20.17
Aggregate Value/EBITDA (7.2x to 7.9x)..................  19.80 to 21.77
Aggregate Value/EBIT (9.8x to 10.9x)...................  18.04 to 20.11
Equity Value/Net Income (12.7x to 16.3x)...............  15.88 to 20.38
MTS Aggregate Value/EBITDA (6.4x)......................  17.55
Discounted Cash Flow Projections.......................  18.40 to 26.74
Leveraged Recapitalization Projections.................  20.50 to 22.00
Premiums Paid One Week to One Day Prior to Announcement  21.49 to 23.08



Note:

(a) Implied per share values based on $12.4 million of net debt at year end 1998 and the treasury method adjustment to shares outstanding

(b) Multiples represent the three transactions (Buehler, TA Instruments, and Perkin-Elmer) deemed most relevant

May 4, 1999                  9            THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

SUMMARY OF COMPARABLE PUBLICLY TRADED COMPANY ANALYSIS (a)

/ / Beacon deemed MTS Systems Corporation to be Parachute's closest comparable publicly traded company

/ / In addition, Beacon examined a broad group of publicly traded analytical instruments companies

/ / While the mean and median trading multiples for the group are instructive, the group includes certain higher growth, higher technology companies which are not directly comparable to Parachute

                                                     EQUITY VALUE AS
                                                      A MULTIPLE OF:                          AGGREGATE VALUE AS
                                                       NET INCOME              BOOK           A MULTIPLE OF LTM:
                                             LTM         1999E      2000E      VALUE      SALES    EBITDA      EBIT
                                             ---         -----      -----      -----      -----    ------      ----
        OVERALL
          Mean:                              16.8x       13.1x      11.6x       1.9x       1.1x      7.9x      11.1x
          Median:                            14.8        13.1       12.5        1.9        1.0       7.5       11.3
          High:                              37.8        30.9       26.3       53.0        6.3      23.7       28.4
          Low:                                6.2         6.1        4.9        0.6        0.4       5.8        7.4

        PARACHUTE (b)(c)                     15.6x       11.0x      10.1x       1.7x       0.7x      6.2x       9.2x
        Current Parachute Proposal(c)        20.8        14.3       13.0        2.2        0.9       7.9       11.8
        MTS                                  10.7         9.9        8.1        1.5        0.8       6.4        8.2

 Note:

(a)      Multiples use April 30, 1999 closing stock prices

(b)      Represents current stock price trading multiples

(c)      Source: Parachute's 10-K dated December 31, 1998

May 4, 1999                  10           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

SUMMARY OF COMPARABLE M&A TRANSACTION ANALYSIS(a)

/ / With no M&A transaction directly comparable to Parachute, Beacon examined a wide range of analytical instrument and related transactions

/ / Beacon deemed the Buehler, TA Instruments, and Perkin-Elmer transactions most relevant to Parachute and examined the mean and median multiples for those transactions to adjust for different growth and market characteristics

                                       EQUITY CONSIDERATION           AGGREGATE CONSIDERATION
                                         AS A MULTIPLE OF:                AS A MULTIPLE OF:
                                                LTM            LTM       LTM        LTM       NET BOOK
                                                NI            SALES     EBITDA      EBIT      CAPITAL
                                                --            -----     ------      ----      -------
    OVERALL
      Mean:                                    12.7x          1.3x       7.9x       10.9x       3.7x
      Median:                                  16.3            0.8        7.2        9.8         2.6

    PARACHUTE(a)(b)                            15.6x          0.7x       6.2x       9.2x        1.7x
    Current Parachute Proposal(b)              20.8            0.9        7.9       11.8         2.2

 NOTE:

(a)      Represents current stock price trading multiples

(b)      Source: Parachute's 10-K dated December 31, 1998

MAY 4, 1999                  11           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

DISCOUNTED CASH FLOW ANALYSIS(a)(b)
($ in Millions, except per share data)

/ / The DCF analysis utilizes management's forecasts and a range of discount rates and terminal values to determine the present value of the entire company

/ / The discounted cash flow analysis often serves as an upper bound of the potential range of values of a company's stock


EXIT MULTIPLE-2003 EBITDA(c)                    6.50x                            7.25x                            8.00x
Discount Rate                        11.2%      13.7%      16.1%      11.2%      13.7%      16.1%      11.2%      13.7%      16.1%

Present Value Of Cash Flows        $ 47.2     $ 44.3     $ 41.7     $ 47.2     $ 44.3     $ 41.7     $ 47.2     $ 44.3     $ 41.7

Present Value Of Terminal Value     142.7      128.2      115.5      159.2      143.0      128.8      175.7      157.8      142.1

    Implied Aggregate Value        $189.9     $172.5     $157.2     $206.3     $187.3     $170.5     $222.8     $202.1     $183.8

Less: Net Debt                       12.4       12.4       12.4       12.4       12.4       12.4       12.4       12.4       12.4

Implied Equity Value               $177.5     $160.1     $144.8     $193.9     $174.9     $158.1     $210.4     $189.7     $171.4

IMPLIED VALUE PER SHARE            $22.56     $20.35     $18.40     $24.65     $22.23     $20.09     $26.74     $24.11     $21.78

NOTE:

(a) Source: Implied values based on management projections as of March 1999. 11.2% discount rate represents Parachute's current calculated weighted average cost of capital and high end of discount rate range includes a proxy for additional equity risk premium based on Ibbotson figures for small stock premia from 1975 - 1995

(b) Source: Management's projections of March 1999 through 2002. Projections for 2003 obtained by applying similar assumptions as management employed

(c) 6.50x EBITDA exit multiple approximates MTS current EBITDA multiple and 8.00x EBITDA exit multiple approximates Parachute EBITDA multiple for the current proposal

MAY 4, 1999                  12           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL

POTENTIAL RECAPITALIZATION RETURNS ANALYSIS

/ / Financial buyers will base their final purchase prices primarily on what they can prudently finance and still generate target equity returns of 25-30%

/ / Belief in management's cash flow projections and potential for cash flow growth are critical to achieving required returns

/ / The prudent use of leverage can increase returns at higher purchase prices

/ / In today's financing markets, a Parachute recapitalization would likely be financed with total senior and subordinated debt of up to 4.75x EBITDA (pro forma for any "proven" cost savings or unusual items). This will result in the following equity returns, based on a range of purchase prices and exit multiples:

                                         NEW INVESTOR FIVE YEAR IRR(a)
                                             (DEBT OF 4.75 EBITDA)
                                       $20.50     $21.00     $21.50     $22.00     $22.50
                  2003        6.5x      23.3%      21.6%      20.1%      18.6%      17.3%
                 EBITDA       7.0x      25.9%      24.2%      22.6%      21.2%      19.8%
                  EXIT        7.5x      28.3%      26.5%      25.0%      23.5%      22.1%
                MULTIPLE      8.0x      30.5%      28.8%      27.1%      25.6%      24.2%

 NOTE:

(a) Assumes finance debt based on 1998 pro forma EBITDA of $24.0 million and includes $0.7 million of estimated private company savings that grow at 3.0% inflation

MAY 4, 1999                  13           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL
PREMIUMS PAID ANALYSIS - SELECTED ACQUISITIONS OF MANUFACTURING
COMPANIES(a)(b) ($ in Millions, except per share data)


ANNOUNCEMENT                                                                               VALUE OF   OFFER PRICE
    DATE       ACQUIRER NAME                         TARGET NAME                         TRANSACTION   PER SHARE
  01/19/99     Louisiana-Pacific Corp                ABT Building Products Corp              $222       $ 15.00
  03/02/98     Huhtamaki Oy(Ahlgrens)                Sealright Co Inc                         227         11.00
  12/19/97     Cable Systems International           IPC Information Systems Inc              202         15.50
  09/19/97     Marshall Industries                   Sterling Electronics Corp                218         21.00
  07/31/97     American Industrial Partners          Bucyrus International Inc                193         18.00
  07/15/97     Axiohm SA                             DH Technology Inc                        170         25.00
  07/02/97     Bunzl PLC                             American Filtrona Corp                   184         46.52
  06/19/97     Gateway 2000 Inc                      Advanced Logic Research Inc              207         15.50
  06/17/97     CCL Industries Inc                    Seda Specialty Packaging Corp            183         29.00
  05/12/97     CTS Corp                              Dynamics Corp of America                 245         64.08
  03/24/97     Lam Research Corp                     OnTrak Systems Inc                       218         26.77
  12/16/96     Zurn Industries Inc                   Eljer Industries Inc                     176         24.00
  11/18/96     Intermet Corp                         Sudbury Inc                              155         12.50
  08/29/96     Cypress Group LLC                     Amtrol Inc                               227         28.25
  07/22/96     Cisco Systems Inc                     Telebit Corp                             196         13.35
  06/14/96     Varlen Corp                           Brenco Inc                               161         16.13
  03/07/96     Danaher Corp                          Acme-Cleveland Corp                      204         30.00
  10/26/95     Hyundai Electronics Industries        Maxtor Corp                              228          6.70
  09/26/95     Collins & Aikman Corp                 Larizza Industries Inc                   174          6.50
  09/12/95     Textron Inc                           Elco Industries Inc                      182         36.00
  05/19/95     BIC SA                                BIC Corp(BIC SA)                         213         40.50
  05/19/95     BancTec Inc                           Recognition International Inc            163         10.40
  05/08/95     United Dominion Industries Inc        Flair Corp                               200         21.00
  01/09/95     Siemens Nixdorf Info AG               Pyramid Technology Corp                  205         16.00
  11/08/94     Stant Corp                            Trico Products Corp                      160         85.00
  09/08/94     Raytheon Co                           Xyplex Inc                               172         28.00
  05/23/94     Dresser Industries Inc                Wheatley TXT Corp                        174         14.70
  06/23/93     Corning Inc                           Costar Corp                              167         24.36


ANNOUNCEMENT                                      SHARE PRICE PRIOR TO ANNOUNCEMENT           OFFER PRICE PREMIUM TO SHARE PRICE
    DATE      ACQUIRER NAME                    1 DAY PRIOR   1 WEEK PRIOR  4 WEEKS PRIOR  1 DAY PRIOR   1 WEEK PRIOR  4 WEEKS PRIOR
  01/19/99    Louisiana-Pacific Corp             $ 14.13       $ 11.63        $ 10.00         6.2%         29.0%          50.0%
  03/02/98    Huhtamaki Oy(Ahlgrens)               11.25         11.13          11.63        (2.2%)        (1.1%)         (5.4%)
  12/19/97    Cable Systems International          12.00         11.88          11.50        29.2%         30.5%          34.8%
  09/19/97    Marshall Industries                  18.38         16.00          18.38        14.3%         31.3%          14.3%
  07/31/97    American Industrial Partners         13.50         12.25          10.50        33.3%         46.9%          71.4%
  07/15/97    Axiohm SA                            15.88         16.00          15.88        57.5%         56.3%          57.5%
  07/02/97    Bunzl PLC                            42.75         45.50          45.00         8.8%          2.2%           3.4%
  06/19/97    Gateway 2000 Inc                     12.00         11.88          11.50        29.2%         30.5%          34.8%
  06/17/97    CCL Industries Inc                   22.00         21.25          19.00        31.8%         36.5%          52.6%
  05/12/97    CTS Corp                             33.50         33.00          30.13        91.3%         94.2%         112.7%
  03/24/97    Lam Research Corp                    27.00         26.00          23.50        (0.9%)         3.0%          13.9%
  12/16/96    Zurn Industries Inc                  13.50         13.00          12.63        77.8%         84.6%          90.1%
  11/18/96    Intermet Corp                        10.50         10.00          11.38        19.0%         25.0%           9.9%
  08/29/96    Cypress Group LLC                    16.50         18.00          18.00        71.2%         56.9%          56.9%
  07/22/96    Cisco Systems Inc                    10.88         10.88          12.75        22.8%         22.8%           4.7%
  06/14/96    Varlen Corp                          12.31         12.38          13.38        31.0%         30.3%          20.6%
  03/07/96    Danaher Corp                         20.00         19.25          19.13        50.0%         55.8%          56.9%
  10/26/95    Hyundai Electronics Industries        4.69          4.06           4.63        42.9%         64.9%          44.9%
  09/26/95    Collins & Aikman Corp                 5.88          4.75           4.81        10.6%         36.8%          35.1%
  09/12/95    Textron Inc                          18.63         18.25          18.00        93.3%         97.3%         100.0%
  05/19/95    BIC SA                               35.75         36.00          31.50        13.3%         12.5%          28.6%
  05/19/95    BancTec Inc                           7.00          7.00           6.88        48.6%         48.6%          51.3%
  05/08/95    United Dominion Industries Inc       18.13         18.50          18.38        15.9%         13.5%          14.3%
  01/09/95    Siemens Nixdorf Info AG              12.25         13.00          11.13        30.6%         23.1%          43.8%
  11/08/94    Stant Corp                           61.00         63.00          47.00        39.3%         34.9%          80.9%
  09/08/94    Raytheon Co                          18.50         18.25          16.00        51.4%         53.4%          75.0%
  05/23/94    Dresser Industries Inc               11.75         11.75          11.25        25.1%         25.1%          30.7%
  06/23/93    Corning Inc                          17.75         18.00          17.13        37.2%         35.3%          42.2%


STATISTICS
Mean                     34.8%         40.3%           42.3%
Median                   29.2%         31.3%           35.1%
Maximum                  93.3%         97.3%          112.7%
Minimum                  (2.2%)        (1.1%)          (5.4%)

MEMO:
04/30/99    Kirtland Capital Partners    Parachute        $172    $22.00    $17.13    $16.38    $16.00    28.5%    34.4%    37.5%

NOTES:

(a)      All information from Securities Data Corporation as of April 1, 1999

(b) Premiums paid for selected acquisitions of manufacturing companies with deal values between $150 million and $250 million from January 1, 1993 to April 1, 1999; includes target SIC industry major groups 34 (Fabricated metal products, except machinery and computer equipment), 35 (Industrial and commercial machinery and computer equipment) and 39 (Miscellaneous manufacturing industries)

MAY 4, 1999                  14           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF VALUATION ANALYSES                                HIGHLY CONFIDENTIAL
ANALYSIS AT VARIOUS PRICES(a)
($ in Millions)


                                                        BIDDER A                         KIRTLAND
                                                        PROPOSAL                         PROPOSAL
PRICE PER SHARE                    $17.00     $20.00     $20.50     $21.00     $21.50     $22.00     $22.50     $23.00     $23.50

Premium to Market as of 4/30/99       0.0%      17.6%      20.6%      23.5%      26.5%      29.4%      32.4%      35.3%      38.2%
Shares Outstanding(b)                 7.1        7.2        7.2        7.2        7.3        7.3        7.3        7.3        7.3
Equity Value                       $121.4     $144.4     $148.2     $152.1     $155.9     $159.7     $163.6     $167.4     $171.2
     Net Debt(c)                     12.4       12.4       12.4       12.4       12.4       12.4       12.4       12.4       12.4
                                   ------     ------     ------     ------     ------     ------     ------     ------     ------
Aggregate Value                    $133.8     $156.8     $160.7     $164.5     $168.3     $172.2     $176.0     $179.8     $183.6



                             OPERATING
                            STATISTIC(c)                               MULTIPLES OF AGGREGATE VALUE
1998 Revenue                   $219.5        0.61x    0.71x    0.73x    0.75x    0.77x    0.78x    0.80x    0.82x   0.84x
1998 EBITDA                      21.6         6.2      7.3      7.5      7.6      7.8      8.0      8.2      8.3     8.5
1999E EBITDA                     27.0         5.0      5.8      6.0      6.1      6.2      6.4      6.5      6.7     6.8
1999E EBIT                       18.8         7.1      8.3      8.5      8.7      8.9      9.1      9.3      9.6     9.8


                                                                        MULTIPLES OF EQUITY VALUE
1998 Net Income                  $7.1        17.2x    20.4x    21.0x     21.5x   22.1x    22.6x    23.2x    23.7x   24.2x
1999E Net Income                 11.3        10.7     12.8     13.1      13.4    13.8     14.1     14.5     14.8    15.1
Book Value                       79.6        1.53     1.81     1.86      1.91    1.96     2.01     2.05     2.10    2.15

Notes:

(a) For comparison purposes, all figures correspond to financial information provided to potential buyers before receipt of formal proposals

(b)      Calculated using the treasury method

(c) Source: Company estimates dated March 1999. 1998 figures are pro forma for the acquisitions of Satec and IST

May 4, 1999                  15           THE BEACON GROUP CAPITAL SERVICES, LLC

REVIEW OF PROPOSED FINANCING                                 HIGHLY CONFIDENTIAL

KIRTLAND: SOURCES AND USES OF FUNDS
($ in Millions)

TRANSACTION SOURCES AND USES

SOURCES OF FUNDS
Revolving Credit Facility            $ 14.0(a)
Senior Subordinated Notes             100.0
Equity                                 58.4

TOTAL SOURCES                        $172.4

USES OF FUNDS

Repurchase Of Equity                 $151.9
Repayment Of Net Debt                  13.0(b)
Transaction Expenses                    7.5

TOTAL USES                           $172.4

Note:

(a) Represents amount of revolving credit facility drawn at closing, however there is an additional $36 million of remaining availability under the credit facility

(b)      Net debt assumed to be outstanding by Kirtland as of closing

May 4, 1999                  16           THE BEACON GROUP CAPITAL SERVICES, LLC

REVIEW OF PROPOSED FINANCING                                 HIGHLY CONFIDENTIAL
KIRTLAND: PRO-FORMA CAPITALIZATION
($ in Millions)

                            PRO FORMA CAPITALIZATION
               ----------------------------------------------
                  Revolving Credit Facility            $ 14.0
                  Senior Subordinated Notes             100.0
                                                       ------
               TOTAL DEBT                               114.0

                  Equity (a)                             58.4
                  Management Investment (a)               4.3
                  Rollover Equity (a)                     3.5
                                                       ------
               TOTAL EQUITY                              66.2
                                                       ------
               TOTAL CAPITALIZATION                    $180.2
                                                       ======
               TOTAL DEBT/CAPITAL                        63.3%



                                                        % SHARES OUTSTANDING TO CONTINUITY
                 ---------------------------------------------------------------------------------------------------------
                                                              PRE TRANSACTION                      POST TRANSACTION
                                                      -----------------------------         ------------------------------
                 SHARE OWNER                          PRIMARY         FULLY DILUTED         PRIMARY          FULLY DILUTED
                 ---------------------------------------------------------------------------------------------------------
                 Purchased Equity                      96.77%             87.83%              0.00%              0.00%
                 New Equity Investors                   0.00%              0.00%             88.20%             79.38%
                 Management Investment (c)              0.00%              0.00%              4.32%              3.89%
                 Management  Options                    0.00%              9.24%              0.00%              0.00%
                 New Option Plan                        0.00%              0.00%              0.00%             10.00%(b)
                 Continuity Interest (c)                3.23%              2.94%              7.48%              6.73%
                 -----------------------------------------------------------------------------------------------------
                 TOTAL                                100.00%            100.00%            100.00%            100.00%

 NOTE:

(a) Based on discussions with Kirtland and management. Assumes management investment of $4.3 million includes approximately $1.4 million of rollover shares which will be a portion of the continuing interest

(b) Based on discussion with Kirtland. New option plan will total 10% of the equity, but only approximately 5% will be issued at closing

(c) Management investment excludes and continuing interest includes $1.4 million of management's rollover continuing interest

MAY 4, 1999                  17           THE BEACON GROUP CAPITAL SERVICES, LLC

REVIEW OF PROPOSED FINANCING                                 HIGHLY CONFIDENTIAL

KIRTLAND: OVERVIEW OF PROPOSED FINANCING AND CREDIT STATISTICS
($ in Millions)

                                            PROPOSED FINANCING TERMS
               -----------------------------------------------------------------------
                                                 REVOLVING CREDIT        SENIOR SUB.
                                                    FACILITY                NOTES
                                                 ----------------     ----------------
               COMMITTED AMOUNT:                     $50.0                 $100.0

               DRAWN AMOUNT:                         $14.0                 $100.0
               TERM (YRS.):                            6                     10
               INTEREST CONVENTION:                 Floating               Fixed
               BASE RATE:
                 3 MO. LIBOR: (a)                     5.00%                 N/A
                 10 YR. UST: (b)                       N/A                 5.51%
               ASSUMED SPREAD:                        2.50%             5.99% - 6.49%
                                                 ----------------      ---------------
               INTEREST RATE:                         7.50%            11.50% - 12.00%
               AMORTIZATION:                          None                   None



                                                             PRO FORMA CREDIT STATISTICS
               -------------------------------------------------------------------------------------------------
               MANAGEMENT PROJECTIONS                    1999E        2000E       2001E       2002E       2003E
               -------------------------------          ------       ------      ------       ------      ------
               EBITDA (c)                               $ 27.7       $ 30.7       $33.4       $36.8        $38.2
               Year-End Total Net Debt                   112.9        102.6        95.7        84.6         75.6
               TOTAL NET DEBT / EBITDA                     4.1x         3.3x        2.9x        2.3x         2.0x
               Net Interest Expense                     $ 13.0       $ 12.3       $11.3       $10.2        $ 9.0
               EBITDA / TOTAL NET INTEREST                 2.1x         2.5x        3.0x        3.6x         4.3x


NOTE:

(a)      Assumed yield of 3 month U.S. denominated London Interbank Offered Rate

(b)      Assumed yield of U.S. 10-year Treasury Notes

(c) Includes $0.7 million of estimated private company savings that grow at 3.0% inflation

MAY 4, 1999                 18            THE BEACON GROUP CAPITAL SERVICES, LLC

REVIEW OF PROPOSED FINANCING                                 HIGHLY CONFIDENTIAL

KIRTLAND: RETURN SENSITIVITIES BASED ON PROPOSED CAPITAL STRUCTURE - FOR ILLUSTRATIVE PURPOSES ONLY
($ in Millions)

                                                   MANAGEMENT PROJECTIONS
                                                 NEW INVESTOR FIVE YEAR IRR
                                                       PURCHASE PRICE

                                     $20.50        $21.00       $21.50       $22.00        $22.50
      2003                  6.5x       23.3%         21.6%        20.1%        18.6%         17.3%
      EBITDA                7.0x       25.9%         24.2%        22.6%        21.2%         19.8%
      Exit                  7.5x       28.3%         26.5%        25.0%        23.5%         22.1%
      Multiple              8.0x       30.5%         28.8%        27.1%        25.6%         24.2%

May 4, 1999                  19           THE BEACON GROUP CAPITAL SERVICES, LLC

                                   APPENDICES

REVIEW OF FINAL PROPOSAL                                     HIGHLY CONFIDENTIAL

REVIEW OF PRINCIPAL TERMS OF FINAL PROPOSAL
($ in Millions, except per share data)




               POTENTIAL INVESTOR:                   KIRTLAND CAPITAL PARTNERS
               -------------------                   -------------------------
               Offer Price Per Share:                         $ 22.00

               SUMMARY OFFER TERMS:
               --------------------
               Form Of Transaction:               Leveraged Recapitalization

               Rollover Equity:                   $3.5 million (0.160 million shares or
                                                  2.3% of current shares outstanding)(a)

               New Equity Investment:             $58 million by Kirtland and side-by-side
                                                  institutional investors; $4.3 million
                                                  management investment(a)

               Financing Arrangements:            - National City Bank to provide $50
                                                  million revolver ($14 million at closing)

                                                  - DLJ to sell $100 million of senior
                                                  subordinated notes

               Significant Conditions:            - Subject to no material adverse change
                                                  in capital markets affecting financing
                                                  commitment

                                                  - Subject to no material adverse change
                                                  in Company's business

                                                  - Transaction shall be treated as a
                                                  recapitalization for accounting purposes

                                                  - Net debt less than $13.0 million at
                                                  closing

                                                  - Break-up fee of $5.0 million payable to
                                                  Kirtland if Board exercises "fiduciary out"


NOTE:

(a) Based on discussions with Kirtland and management. Rollover equity excludes and management investment includes $1.4 million (0.065 million shares) of management's rollover continuing interest

MAY 4, 1999                  21           THE BEACON GROUP CAPITAL SERVICES, LLC

SALE PROCESS SUMMARY                                         HIGHLY CONFIDENTIAL
SUMMARY STAGES OF THE SALE PROCESS

                          DECISION TO PROCEED

                               [GRAPHIC OMITTED]


                   1.   Approach Potential Buyers
                   2.   Qualify Buyers With Indications Of Interest
                   3.   Management Presentations
                   4.   Follow-up Due Diligence And Analysis By Buyers
                   5.   Select Final Round Participants
                   6.   Final Due Diligence Phase
                   7.   SELECT BUYER - FINAL NEGOTIATIONS & DOCUMENTATION


                               [GRAPHIC OMITTED]
                                   CLOSING

MAY 4, 1999                  22           THE BEACON GROUP CAPITAL SERVICES, LLC

TIMETABLE - OVERVIEW OF PROCESS TO DATE                      HIGHLY CONFIDENTIAL

PROJECT PARACHUTE TIMETABLE - STEPS FOLLOWED TO DATE

[GRAPHIC OMITTED]



1. TBG due diligence
   a) Create working group list .......................... Aug 24 to Aug 30
   b) Review required information ........................ Aug 24 to Aug 30
   c) Identify due diligence issues and questions ........ Aug 24 to Sep 6

2. Marketing
   a) Descriptive Memorandum (DM)
      i) Outline/initial drafting ........................ Aug 24 to Sep 13
     ii) Draft to Company ................................ Sep 14 to Sep 20
    iii) Comments from Company ........................... Sep 14 to Oct 4
     iv) Revisions ....................................... Sep 14 to Oct 4
      v) Final draft ..................................... Oct 5  to Oct 11
   b) Identify and select buyers to be approached ........ Sep 21 to Oct 11
   c) Confidentiality agreements ......................... Oct 5  to Oct 11
   d) Begin solicitation ................................. Oct 12 to Oct 18
      i) Distribute and negotiate CAs and DMs ............ Oct 12 to Dec 13
     ii) Receive indications of interest ................. Dec 14 to Jan 10

3. Buyer due diligence
   a) Develop management presentation .................... Nov 23 to Jan 17
   b) Prepare data room .................................. Nov 23 to Jan 17
   c) Management presentations/due diligence ............. Jan 18 to Apr 11

4. Documentation
   a) Draft purchase contract and schedules .............. Jan 25 to Mar 14
   b) Distribute purchase contract ....................... Feb 1  to Feb 7
   c) Receive second round bids ..........................
   d) Receive final bids and select buyer ................ Apr 5  to Apr 11

5. Final Negotiations .................................... Apr 12 to May 6







 MAY 4, 1999                 23           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF CONTACT ACTIVITY                                  HIGHLY CONFIDENTIAL

SUMMARY OF CONTACT ACTIVITY - 49 PARTIES CONTACTED


                               [GRAPHIC OMITTED]


Original Contacts Made........................................................49

Confidentiality Agreements Signed/Descriptive Memorandums Sent................23

Expressed Preliminary Interest................................................11

Attended Management Presentation.............................................. 4




MAY 4, 1999                  24           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF CONTACT ACTIVITY                                  HIGHLY CONFIDENTIAL

SUMMARY OF CONTACT ACTIVITY - PARTIES WHO DECLINED INTEREST OR WITHDREW FROM PROCESS


                                       26 PARTIES
                       CONTACTED AND DECLINED INTEREST INITIALLY

                STRATEGIC                                      FINANCIAL
                19 Company Names Redacted                      7 Company Names Redacted


May 4, 1999                  25           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF CONTACT ACTIVITY                                  HIGHLY CONFIDENTIAL

SUMMARY OF CONTACT ACTIVITY - PARTIES WHO ENTERED THE PROCESS


                                        12 PARTIES
                                   RECEIVED MEMORANDUM
                                  AND DECLINED INTEREST
               STRATEGIC                                   FINANCIAL
               6 Company Names Redacted                    6 Company Names Redacted




                                    11 PARTIES
                           EXPRESSED PRELIMINARY INTEREST
                              IN PURCHASING THE COMPANY

               STRATEGIC                                   FINANCIAL
               4 Company Names Redacted                    7 Company Names Redacted




May 4, 1999                  26           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF ORIGINAL INDICATIONS OF INTEREST RECEIVED         HIGHLY CONFIDENTIAL

SUMMARY OF PRELIMINARY INDICATIONS RECEIVED (WEEK OF JANUARY 4, 1999)


                                           VALUE       FINANCING
     BUYER                               PER SHARE    CONTINGENCY   COMMENTS
     -----                               ---------    -----------   --------

     10 Company Names Redacted




May 4, 1999                  27           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF ORIGINAL INDICATIONS OF INTEREST RECEIVED         HIGHLY CONFIDENTIAL

DESPITE EXPRESSING SIGNIFICANT INITIAL INTEREST, A NUMBER OF STRATEGIC BUYERS DECLINED TO MOVE FORWARD


   BUYER                                                STATED REASON FOR WITHDRAWING
   -----                                                -----------------------------

   4 Company Names Redacted




May 4, 1999                  28           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF ORIGINAL INDICATIONS OF INTEREST RECEIVED         HIGHLY CONFIDENTIAL
PARTIES ATTENDING MANAGEMENT PRESENTATION


                                   4 PARTIES
                              ATTENDED MANAGEMENT
                        PRESENTATIONS (PRESENTATION DATE)


/ /                        4 Company Names Redacted


May 4, 1999                  29           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF FORMAL PROPOSALS                                  HIGHLY CONFIDENTIAL

OVERVIEW OF FORMAL PROPOSALS RECEIVED (WEEK OF FEBRUARY 15)


                             VALUE      FINANCING       OTHER
BUYER                      PER SHARE   CONTINGENCY    CONDITIONS    COMMENTS
-----                      ---------   -----------    ----------    --------
2 Company Names Redacted


May 4, 1999                  30           THE BEACON GROUP CAPITAL SERVICES, LLC

SUMMARY OF FORMAL PROPOSALS                                  HIGHLY CONFIDENTIAL

PARTIES INVITED TO FINAL ROUND

                                    2 PARTIES
                    INVITED TO UNDERTAKE FINAL DUE DILIGENCE


                    2 Company Names Redacted




May 4, 1999                  31           THE BEACON GROUP CAPITAL SERVICES, LLC

COMPARABLE M&A TRANSACTION ANALYSIS                          HIGHLY CONFIDENTIAL

COMPARABLE M&A TRANSACTION ANALYSIS


                                                                                                             EQUITY CONSIDERATION
                                                                                                               AS A MULTIPLE OF:
                                                                                                              LTM
     ANNOUNCEMENT    TARGET/ACQUIRER                                                      CONSIDERATION        NET          BOOK
         DATE        (TARGET BUSINESS DESCRIPTION)                                   EQUITY      AGGREGATE   INCOME        VALUE
         ----        -----------------------------                                   ------      ---------   ------        -----
        8/9/88       Buehler International Inc./Investor Group                       Non-public Information Redacted
                           (Manufacturer of equipment for material analysis
                           and material testing)(a)
        5/1/89       Laboratory Data Control (Milton Roy)/Thermo Instrument
                        Systems, Inc.                                                $ 22.0        $ 22.0     30.3(*)      1.68
                           (Liquid chromotography instruments)(b)
       12/1/91       Hamilton Division (Hamilton Industries)/Fischer
                      Scientific                                                     $ 90.0        $ 85.0     10.0         2.97
                           (Laboratory systems for scientific research centers)
       1/15/93       Spectra-Physics Analytical, Inc./Thermo Instrument
                      Systems, Inc.                                                  $ 69.0        $ 68.0     13.5         4.55
                           (Liquid chromotography and capillary electrophoresis
                           equipment)(c)
       3/16/94       EnviroTech Measurements & Controls Companies/Thermo
                       Instrument                                                    $ 87.3        $ 86.9     NM           0.99
                           (Process control, process measurement, and
                           laboratory analytical products)
        2/7/95       EPRO/Credence Systems Corporation                               $ 32.6        $ 30.6     13.0         8.43(*)
                           (Automatic test equipment used in memory integrated
                           circuit industry)
        3/2/95       Scientific Instruments Division of Fisons plc/Thermo
                        Instrument Systems                                           L122.6        L145.6     NM           1.65
                           (Analytical instruments for industrial and research
                           applications)
       4/10/95       Explorations Products Group of Western Geophysical
                      (Litton)/Input/Output                                          $121.3        $121.0     NM           2.03
                           (Seismic land and marine exploration products)
        9/6/95       Megatest Corporation/Teradyne, Inc.                             $215.4        $216.4     NM           3.22
                           (Automatic test equipment used in integrated circuit
                           industry)
       9/15/95       Data Measurement Corp./Measurex Corp.                           $ 29.8        $ 32.9     21.0         2.52
                           (Thickness measuring and detecting electronic
                           instruments and control systems)
       3/28/96       TA Instruments, Inc./Waters Corporation                         Non-public Information Redacted
                           (Analytical instruments which measure response of
                           materials to thermal and stress changes)
       5/16/96       Gatan International, Inc./Roper Industries Inc.                 $ 33.7        $ 49.4     NM           NM
                           (Instruments and software used to extend performance
                           of electron microscopes)
       8/29/97       Gems Sensors (IMO Industries)/Danaher Corp.                     $ 85.0        $ 88.3     16.9         NM
                           (Level, flow, and pressure measuring and controlling
                           devices)
       12/29/97      Computational Systems Inc./Emerson Electric Inc.                $150.3        $151.3     36.6(*)      4.33
                           (Measuring devices and advanced predictive
                           maintenance products)
       5/29/98       Digital Instruments/Veeco Instruments Inc.                      $162.3        $175.1     11.8         13.5(*)
                           (High resolution instruments that image and measure
                           surface topography)
        3/8/99       Perkin-Elmer Instruments Division/EG&G                          Non-public Information Redacted
                           (Manufacture analytical instruments)(d)




                                                                                           AGGREGATE CONSIDERATION
                                                                                                AS A MULTIPLE OF:

     ANNOUNCEMENT    TARGET/ACQUIRER                                                   LTM       LTM         LTM        NET BOOK
         DATE        (TARGET BUSINESS DESCRIPTION)                                   SALES     EBITDA       EBIT       CAPITAL
         ----        -----------------------------                                   -----     ------       ----       -------
        8/9/88       Buehler International Inc./Investor Group                       Non-public Information Redacted
                           (Manufacturer of equipment for material analysis
                           and material testing)(a)
        5/1/89       Laboratory Data Control (Milton Roy)/Thermo Instrument
                        Systems, Inc.                                                0.92      11.7        18.2(*)      1.68
                           (Liquid chromotography instruments)(b)
       12/1/91       Hamilton Division (Hamilton Industries)/Fischer
                      Scientific                                                     0.83       7.7         9.8         3.36
                           (Laboratory systems for scientific research centers)
       1/15/93       Spectra-Physics Analytical, Inc./Thermo Instrument
                      Systems, Inc.                                                  1.00       7.7         9.5         4.79
                           (Liquid chromotography and capillary electrophoresis
                           equipment)(c)
       3/16/94       EnviroTech Measurements & Controls Companies/Thermo
                       Instrument                                                    0.68        NM          NM         1.43
                           (Process control, process measurement, and
                           laboratory analytical products)
        2/7/95       EPRO/Credence Systems Corporation                               2.17       7.5         7.6        16.05(*)
                           (Automatic test equipment used in memory integrated
                           circuit industry)
        3/2/95       Scientific Instruments Division of Fisons plc/Thermo
                        Instrument Systems                                           0.64      42.8(*)       NM         1.50
                           (Analytical instruments for industrial and research
                           applications)
       4/10/95       Explorations Products Group of Western Geophysical
                      (Litton)/Input/Output                                          1.07        NM          NM         2.12
                           (Seismic land and marine exploration products)
        9/6/95       Megatest Corporation/Teradyne, Inc.                             2.39        NM          NM         3.19
                           (Automatic test equipment used in integrated circuit
                           industry)
       9/15/95       Data Measurement Corp./Measurex Corp.                           1.18      12.3        14.5         2.28
                           (Thickness measuring and detecting electronic
                           instruments and control systems)
       3/28/96       TA Instruments, Inc./Waters Corporation                         Non-public Information Redacted
                           (Analytical instruments which measure response of
                           materials to thermal and stress changes)
       5/16/96       Gatan International, Inc./Roper Industries Inc.                 1.94       9.0        39.3(*)      3.35
                           (Instruments and software used to extend performance
                           of electron microscopes)
       8/29/97       Gems Sensors (IMO Industries)/Danaher Corp.                     1.12        NA        14.3           NM
                           (Level, flow, and pressure measuring and controlling
                           devices)
       12/29/97      Computational Systems Inc./Emerson Electric Inc.                2.43      16.6(*)     24.3(*)      4.24
                           (Measuring devices and advanced predictive
                           maintenance products)
       5/29/98       Digital Instruments/Veeco Instruments Inc.                      3.41      11.7        12.1         7.05(*)
                           (High resolution instruments that image and measure
                           surface topography)
        3/8/99       Perkin-Elmer Instruments Division/EG&G                          Non-public Information Redacted
                           (Manufacture analytical instruments)(d)





STATISTICS
Mean:              14.6x          2.52x            1.48x          9.1x         11.2x             2.67x
Median:            13.5           2.27             1.09           8.3           9.8              2.45
High:              21.0           4.55             3.41          12.3          14.5              4.79
Low:               10.0           0.99             0.64           6.4           7.6              1.43


Notes:

(*)      Multiples excluded from calculation of the mean, median, high, and low.

(a) Buehler was 76% acquired by an investor group. Transaction analyzed as if entire Company had been acquired for $12.50 per share

(b)      Net income estimated by taxing operating income at 40%

(c) Does not include royalty income as operating income or operating revenues


(d)      Non-public Information Redacted


May 4, 1999                  32           THE BEACON GROUP CAPITAL SERVICES, LLC

COMPARABLE PUBLIC COMPANY ANALYSIS                           HIGHLY CONFIDENTIAL

COMPARABLE PUBLIC COMPANY ANALYSIS

                                                                                                              PRICE
                                                        SHARE PRICE                                      AS A MULTIPLE OF:
                                              LTM          AS OF      EQUITY       AGGREGATE        LTM        1999E CY   2000E CY
COMPANY                          TICKER      ENDED        4/30/99    VALUE (a)     VALUE (b)        EPS         EPS(c)     EPS(c)
-------                          ------      -----        -------    ---------     ---------        ---         ------     ------
Beckman Coulter                   BEC       12/31/98      $ 48.19    $1,431.1      $2,523.7        31.1x(*)     13.7x       12.0x
Bio-Rad Laboratories              BIO.A     12/31/98        28.00       351.0         386.5        14.2         13.3        13.0
Brown & Sharpe (f)                BNS       12/31/98         5.44        73.3         130.1         6.2(*)       6.1         4.9
Mettler Toledo (g)                MTD       12/31/98        26.13     1,075.4       1,445.1        24.3         19.8        16.6
Modern Controls, Inc. (h)         MOCO      12/31/98         5.25        32.7          26.4        14.4          8.1         NA
MTS Systems Corporation  (i)      MTSC      12/31/98        11.56       215.4         271.5        10.7          9.9         8.1
Thermoquest Corp.                 TMQ         1/2/99        10.94       558.6         512.4        15.3         12.9         NA
Varian Associates (j)             VAR         1/1/99        38.75     1,181.9       1,202.8        22.0         20.9        14.7
Waters Corp.                      WAT       12/31/98       105.13     3,647.4       3,873.5        37.8(*)      30.9(*)     26.3(*)



                                   EQUITY VALUE
                                 AS A MULTIPLE OF:                                                    3 YEAR
                                     TANGIBLE             LTM        LTM                LTM           SALES        TANGIBLE NET
COMPANY                            BOOK VALUE(d)         SALES      EBITDA              EBIT          CAGR        CAP. EMP. (e)
-------                            -------------         -----      ------              ----          ----        -------------
Beckman Coulter                          NM               1.5x        8.8x              18.8x(*)      22.7%(*)         5.7x
Bio-Rad Laboratories                    1.8               0.9         7.4               12.4           3.7%            1.7
Brown & Sharpe (f)                      0.6               0.4         5.8               11.3           1.1%            0.7
Mettler Toledo (g)                       NM               1.5        11.6               15.7           2.1%            6.9
Modern Controls, Inc. (h)               2.4               1.7         7.7                8.6           5.6%            3.7
MTS Systems Corporation  (i)            1.5               0.8         6.4                8.2          13.2%            1.3
Thermoquest Corp.                       3.3               1.2         6.1                7.4          21.5%(*)         4.2
Varian Associates (j)                   2.1               0.9         9.4               14.0          (3.4%)           2.1
Waters Corp.                           53.0(*)            6.3(*)     23.7(*)            28.4(*)       22.9%(*)        19.5(*)




STATISTICS
Mean:            16.8x        13.1x        11.6x         1.9x        1.1x         7.9x        11.1x          3.7%        3.3x
Median:          14.8         13.1         12.5          1.9         1.0          7.5         11.3           2.9%        2.9
High:            37.8         30.9         26.3         53.0         6.3         23.7         28.4          22.9%       19.5
Low:              6.2          6.1          4.9          0.6         0.4          5.8          7.4          (3.4%)       0.7



MEMO:
Parachute(k)                12/31/98   $17.00   $121.5   $133.9   15.6x   11.0x   10.1x   1.7x   0.7x   6.2x    9.2x   6.7%   1.7x

Current Parachute Proposal  12/31/98   $22.00   $159.9   $172.4   20.8x   14.3x   13.0x   2.2x   0.9x   7.9x   11.8x   6.7%   2.2x

Notes:

All figures exclude extraordinary gains/charges

(*)      Excluded from calculation of mean and median

(a) Equity Value = Number of Shares Outstanding (calculated using the treasury method and including assumed conversion of convertible preferred stock) x Price per Share

(b) Aggregate Value = Equity Value plus Debt, Preferred Stock, and Minority Interest, less Cash

(c)      Source: IBES estimates - calendarized to reflect a December year end

(d)      Tangible Book Value = Book Value minus Intangibles

(e)      Tangible Net Capital Employed = Tangible Book Value plus Net Debt

(f) All figures except for revenue and net income are for the LTM period ended 9/30/98. Revenue and net income taken from press release dated February 8, 1999

(g) Figures are not pro forma for recent acquisitions because of minimal effect

(h) Figures are not pro forma for recent acquisitions because of minimal effect

(i)      Figures do not include $2.1 million restructuring charge

(j) Company reorganized into three separate publicly traded companies effective April 2, 1999. Share price is as of April 1, 1999

(k) All figures taken from 10-K dated 12/31/98. Excludes special items charge of $5.0 million and gain on sale of land of $11.1 million.

May 4, 1999                  33           THE BEACON GROUP CAPITAL SERVICES, LLC

BACKGROUND ON LEVERAGED RECAPITALIZATIONS                    HIGHLY CONFIDENTIAL

SUMMARY DESCRIPTION OF A RECAPITALIZATION TRANSACTION

/ / In a recapitalization transaction, a new investor group buys newly issued shares from Parachute for cash

/ / Simultaneously, Parachute borrows new debt financing and uses the combined equity and debt proceeds to repurchase enough shares from the public (all) and the insiders such that the new investor group is now the majority owner, but the existing shareholders still retain at least a 10% interest in the post-recapitalization Company (which translates into less than 5% of the current Company)

/ / Since the existing shareholders still hold a significant minority interest in Parachute, the SEC does not view the company as being "substantially wholly owned" by the new investor group and, therefore, does not require "push down" accounting (where, because the acquirer's purchase price of Parachute is substantially above the net asset value, goodwill is created)

/ / Thus, purchase accounting at the Parachute level is avoided and no goodwill is created on Parachute's financial statements

/ / While goodwill is recognized at the financial investor level and Parachute will likely have negative book value due to the significant share repurchase at that level, there are no additional goodwill amortization charges at the Parachute level, which can be a significant advantage in reporting earnings if the exit strategy is an IPO

May 4, 1999                  34           THE BEACON GROUP CAPITAL SERVICES, LLC

BACKGROUND ON LEVERAGED RECAPITALIZATIONS                    HIGHLY CONFIDENTIAL

INVESTMENT BY FINANCIAL GROUP WILL INVOLVE:

/ / Maximizing cash flow and the right combination of debt and equity in the financing of the transaction to maximize the value of the equity

/ / Significant Company ownership by senior management (and sometimes a broader group of employees) to align the incentives of the new owners and management

/ / The investor group having voting control of the Company and being active at the board level in setting strategy and monitoring operations

/ /      An exit strategy in approximately three to five years
               * Subsequent recapitalization
               * Sale of the Company
               * Initial public offering

May 4, 1999                  35           THE BEACON GROUP CAPITAL SERVICES, LLC